                                                                 EXHIBIT 4.1

================================================================================


                              MMI PRODUCTS, INC.,

                                    ISSUER,

                                      AND

                       ----------------------------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                    TRUSTEE

                       ----------------------------------


                                   INDENTURE



                           Dated as of April 16, 1997


                       ----------------------------------



                               Up to $200,000,000

                   11 1/4% Senior Subordinated Notes due 2007



================================================================================

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I

                                        DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . .   1
         SECTION 1.1            Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2            Incorporation by Reference of TIA   . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 1.3            Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE II

                                                        THE NOTES   . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.1            Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.2            Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.3            Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.4            Paying Agent to Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.5            Noteholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.6            Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.7            Replacement Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 2.8            Outstanding Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 2.9            Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 2.10           Temporary Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 2.11           Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 2.12           Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 2.13           Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE III

                                                        REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 3.1            Right of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 3.2            Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 3.3            Selection of Notes to Be Redeemed   . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 3.4            Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 3.5            Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 3.6            Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 3.7            Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         SECTION 3.8            Optional Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 3.9            Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE IV

                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 4.1            Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 4.2            Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 4.3            Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.4            Payment of Taxes and Other Claims   . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.5            Maintenance of Properties and Insurance   . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 4.6            Compliance Certificate; Notice of Default   . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 4.7            Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 4.8            Limitation on Status as Investment Company  . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 4.9            Waiver of Stay, Extension or Usury Laws   . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 4.10           Rule 144A Information Requirement.  . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 4.11           Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock . . .  48
         SECTION 4.12           Limitation on Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 4.13           Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 4.14           Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries . . . .  54
         SECTION 4.15           Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 4.16           Limitation on Guarantees by Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 4.17           Limitation on Layering Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 4.18           Limitation on Issuance and Sale of Stock of Restricted by Subsidiaries  . . . . . . .  58
         SECTION 4.19           Payments for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 4.20           Asset Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 4.21           Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE V

                                                        SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 5.1            Limitation on Merger, Consolidation or Sale of Assets   . . . . . . . . . . . . . . .  65
         SECTION 5.2            Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE VI

                                              EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.1            Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.2            Acceleration of Maturity Date; Rescission and Annulment   . . . . . . . . . . . . . .  69
         SECTION 6.3            Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . .  71
         SECTION 6.4            Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 6.5            Trustee May Enforce Claims Without Possession of Notes  . . . . . . . . . . . . . . .  72
         SECTION 6.6            Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.7            Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.8            Unconditional Right of Holders to Receive Principal, Premium, Interest and
                 Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 6.9            Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 6.10           Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 6.11           Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 6.12           Waiver of Past Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 6.13           Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 6.14           Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE VII

                                                         TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.1            Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.2            Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 7.3            Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 7.4            Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 7.5            Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 7.6            Reports by Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.7            Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.8            Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.9            Successor Trustee by Merger, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 7.10           Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 7.11           Preferential Collection of Claims Against Company   . . . . . . . . . . . . . . . . .  85

ARTICLE VIII

                                        LEGAL DEFEASANCE AND COVENANT DEFEASANCE    . . . . . . . . . . . . . . . . .  85
         SECTION 8.1            Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . .  85
         SECTION 8.2            Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 8.3            Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

         SECTION 8.4            Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . .  86
         SECTION 8.5            Deposited Money and Government Securities to be Held in Trust; Other
                 Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 8.6            Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 8.7            Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 8.8            Discharge of Liability on Securities; Defeasance  . . . . . . . . . . . . . . . . . .  90

ARTICLE IX

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . .  91
         SECTION 9.1            Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 9.2            With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 9.3            Compliance with TIA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 9.4            Revocation and Effect of Consents   . . . . . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 9.5            Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 9.6            Trustee to Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  94

ARTICLE X

                                                        [RESERVED]

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

ARTICLE XI

                                                        [RESERVED]
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

ARTICLE XII

                                                      SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . .  95
         SECTION 12.1           Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         SECTION 12.2           Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . .  95
         SECTION 12.3           Default on Designated Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 12.4           Acceleration of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 12.5           When Distribution Must be Paid Over   . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 12.6           Notice by Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         SECTION 12.7           Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         SECTION 12.8           Relative Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

         SECTION 12.9           Subordination May Not be Impaired by Company  . . . . . . . . . . . . . . . . . . . .  99
         SECTION 12.10          Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . .  99
         SECTION 12.11          Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  99
         SECTION 12.12          Authorization to Effect Subordination   . . . . . . . . . . . . . . . . . . . . . . . 100
         SECTION 12.13          Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

ARTICLE XIII

                                                        [RESERVED]
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

ARTICLE XIV

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 14.1           TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 14.2           Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 14.3           Communications by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . 103
         SECTION 14.4           Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . 103
         SECTION 14.5           Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . . 103
         SECTION 14.6           Rules by Trustee, Paying Agent, Registrar   . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 14.7           Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 14.8           Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 14.9           No Adverse Interpretation of Other Agreements   . . . . . . . . . . . . . . . . . . . 105
         SECTION 14.10          No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 14.11          Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 14.12          Duplicate Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 14.13          Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 14.14          Table of Contents, Headings, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 14.15          Qualification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 14.16          Registration Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107


EXHIBIT A - FORM OF NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B - FORM OF LETTER TO BE DELIVERED BY ACCREDITED
                 INSTITUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C - GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D - FORM OF PROVISIONS TO SUPPLEMENTAL INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

                             CROSS-REFERENCE TABLE

 TIA                                                                                                            INDENTURE
SECTION                                                                                                          SECTION
-------                                                                                                         ---------
310      (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.8, 7.10
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

311      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

312      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.3
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.3

313      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

314      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.6
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

     TIA                                                                                                          INDENTURE
   SECTION                                                                                                        SECTION
   -------                                                                                                        --------
315      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

316      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

317      (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

318      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.

-------------

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of April 16, 1997, between MMI Products, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of Texas, N.A., a national association formed under the laws of the United States, as Trustee.

         The Company and the Trustee agree as follows for the equal and rateable benefit of the Holders of the 11 1/4% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the 11 1/4% Series B Senior Subordinated Notes (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1      Definitions.

         "144A Global Note" means a Note initially bearing CUSIP number 553090AA9 through which QIBs hold a beneficial interest in the Global Note, or any replacement Note issued therefor.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.

         "Accredited Investor Global Note" means a Note initially bearing CUSIP number 553090AB7 through which Institutional Accredited Investors hold a beneficial interest in the Global Note, or any replacement Note issued therefor.

         "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities (or the equivalents) of a Person shall be deemed to be control.

         "Affiliate Transaction" shall have the meaning specified in Section
4.15.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Agent Member" means a member of, or a participant in, the Depositary.

         "Asset Sale" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that an Asset Sale shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property of assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $500,000 individually,
(d) the grant in the ordinary course of business of any non- exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.13, (f) any Restricted Payment permitted by Section 4.12, (g) any disposition of assets or property in the ordinary course of business to the extent such assets are obsolete, worn-out or no longer useful in the Company's or any Restricted Subsidiaries' business, (h) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted by Article V; provided, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Sale or (i) any disposition that constitutes a Change of Control.

         "Asset Sale Offer" shall have the meaning specified in Section 4.20.

         "Bankruptcy Law" means title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Borrowing Base Amount" means, as to the Company, the sum of (x) 50% of Finished Goods Inventory plus (y) 65% of Raw Materials Inventory plus (z) 85% of Receivables, determined on a consolidated basis in accordance with GAAP.

         "Burns Put Agreement" means that certain Amended and Restated Put Agreement dated as of December 13, 1996, by and between Julius S. Burns and Holding, as in effect on the date of this Indenture.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Capital Stock" means (i) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) in the case of a partnership, partnership interests (whether general or limited) and (iii) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) shares of any money market mutual fund, or similar fund, in each case having assets in excess of $500,000,000, which invests solely in investments of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of any of the following (whether or not otherwise permitted by this Indenture): (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions thereto) (a "Group"); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any Person or Group, other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or the Company's successor in the event of a merger or consolidation); or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" shall have the meaning specified in Section 4.21.

         "Change of Control Payment Date" shall have the meaning specified in
Section 4.21.

         "Change of Control Put Date" shall have the meaning specified in
Section 4.21.

         "Change of Control Repurchase Price" shall have the meaning specified in Section 4.21.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

         "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) an amount equal to any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted or otherwise excluded in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted or otherwise excluded in computing Consolidated Net Income, plus
(iii) Consolidated Interest Expense of such Person less consolidated interest income for such period, to the extent such amount was deducted or otherwise excluded in computing Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill, amortization of deferred debt expense and other intangibles and amortization of deferred compensation in respect of non-cash compensation but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period, to the extent such depreciation and amortization were deducted or otherwise excluded in computing Consolidated Net Income, plus (v) an amount equal to all premiums on prepayments of debt, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the foregoing, the provision for taxes, and the depreciation and amortization and other non- cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate consolidated interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries for such period (including (i) amortization of original issue discount and deferred financing costs and non-cash interest payments and accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, and
(iii) the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations, in each case, to the extent attributable to such period, but excluding (x) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing and (y) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person) determined in accordance with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of this Indenture of any Indebtedness of the Company with the proceeds of the Notes.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, adjusted to exclude (only to the extent included and without duplication): (i) all gains which are extraordinary, unusual or are non-recurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of capital stock); (ii) all gains resulting from currency or hedging transactions; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; (iv) depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinions Nos. 16 and 17; and (v) the cumulative effect of a change in accounting principles; provided that (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Restricted Subsidiary and (b) the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of cash dividends or cash distributions paid to the referent Person or a Restricted Subsidiary thereof.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a designee of CVC or its Related Persons or Affiliates.

         "Covenant Defeasance" shall have the meaning specified in Section 8.3.

         "Credit Facility" means the Amended and Restated Loan and Security Agreement, dated as of December 13, 1996, by and among the Company, Fleet Capital Corporation, as a lender and collateral agent, and Transamerica Business Credit Corporation, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business.

         "CVC" means Citicorp Venture Capital, Ltd.

         "Default" means any event or condition that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Definitive Notes" means Notes that are in the form of Note attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Indebtedness" means (i) the Obligations of the Company with respect to the Credit Facility and (ii) any other Senior Indebtedness of the Company permitted under this Indenture the principal amount of which at original issuance is $5,000,000 or more (other than Senior Indebtedness that is comprised of Hedging Obligations owing to a Person that is not a party to the Credit Facility).

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable or is convertible or exchangeable for Indebtedness at the option of the holder thereof, in whole or in part, on or prior to April 15, 2007; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions in favor of Holders of Notes set forth under Section 4.20 and Section 4.21, as the case may be, (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.20 and Section 4.21 and (iii) such Capital Stock is redeemable within 90 days of the "asset sale" or "change of control" events applicable to such Capital Stock.

         "DTC" shall have the meaning specified in Section 2.3.

         "Effective Registration" means that the Company shall have (i) commenced a Registered Exchange Offer for the Series A Notes pursuant to an effective registration statement under the Securities Act or (ii) filed and caused to become effective a Shelf Registration under the Securities Act for the sale of Notes by the Holders.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Excess Proceeds" shall have the meaning specified in Section 4.20.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than the Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

         "Finished Goods Inventory" means, with respect to the Company, the consolidated finished goods inventory of the Company, net of reserves, determined in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or if the Company issues or redeems any preferred stock, in each case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Transaction Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable reference period. For purposes of making the computation referred to above, acquisitions (including all mergers and consolidations), dispositions and discontinuances of operations that have been made by the Company or any of its Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Transaction Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions and discontinuances of operations had occurred on the first day of the reference period; provided, however, that Fixed Charges shall be reduced by amounts attributable to operations that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Company's Fixed Charges subsequent to the Transaction Date. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with
Article II of Regulation S-X under the Securities Act or any successor provision.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, (ii) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person and
(iv) the product of (a) all cash or non-cash dividend payments on any series of preferred stock of any Restricted Subsidiary of such Person (other than preferred stock of such Person) times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of this Indenture.

         "Global Notes" means, individually and collectively, the 144A Global Note and the Accredited Investor Global Note, which is a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) Interest Rate Agreements, (ii) Currency Agreements and (iii) Commodity Agreements.

         "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

         "Holding" shall mean Merchants Metals Holding Company.

         "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Initial Purchaser" means Bear, Stearns & Co. Inc.

         "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

         "Intercompany Indebtedness" shall have the meaning specified in
Section 4.11.

         "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuations in interest rates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "Legal Defeasance" shall have the meaning specified in Section 8.2.

         "Legal Holiday" shall have the meaning specified in Section 14.7.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.)

         "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "Management Holders" means any current or past full-time members of senior management of the Company who acquire stock of the Company through management stock purchase or option plans.

         "Management Plans" means the Merchant Metals Holding Company 1988 Stock Option Plan, as such plan may be amended from time to time or such other similar compensation plans which may be adopted by the Company or Holding.

         "Mannesmann Senior Subordinated Debt" means the Company's debt outstanding to Mannesmann Pipe & Steel Corporation ("Mannesmann") as of the date of this Indenture, pursuant to that certain Amended and Restated Senior Secured Promissory Note dated December 13, 1996, executed by the Company in favor of Mannesmann in the principal amount of $10,000,000.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any sale of assets (including, without limitation, dispositions pursuant to sale/leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate amount of consideration received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale in the form of cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Notice of Default" shall have the meaning specified in Section
6.1(d).

         "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means that certain Offering Memorandum for the Company's 11 1/4% Senior Subordinated Notes in the aggregate principal amount of $120,000,000, dated April 11, 1997.

         "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by (i) the Chief Executive Officer or President and (ii) the Chief Financial Officer or chief accounting officer of such Person.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 14.4 and 14.5.

         "Original Issue Date" of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Payment Blockage Period" shall have the meaning specified in Section 12.3.

         "Payment Default" shall have the meaning specified in Section 6.1.

         "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of cash and/or assets used or useful in the business of the Company and conducted on the date of this Indenture or reasonable extensions, developments or expansions thereof or ancillary thereto or other assets in an amount less than 15% of the fair market value of such transaction or transactions.

         "Permitted Holders" means CVC and its Related Persons and the Management Holders and their Related Persons and Affiliates.

         "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.20.

         "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens securing Senior Indebtedness of the Company that was permitted to be incurred pursuant to this Indenture; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, shall be required by GAAP shall have been made therefor; (ix) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the Company's business; (x) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (xi) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of this Indenture, provided that (a) such property or assets are used in the same or a similar line of business as the Company was engaged in on the date of this Indenture, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the cost of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 120 days of the purchase or construction thereof and
(d) any Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.11; and (xii) precautionary filings of any financial statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction made in connection with Capital Lease Obligations permitted to be incurred under Section 4.11, provided that such Lien does not violate clauses
(a), (b) and (c) of clause (xi) hereof; and (xiii) liens incurred in the ordinary course of business securing assets having a fair market value not in excess of $500,000 in the aggregate.

         "Permitted Refinancing" shall have the meaning specified in Section
4.11.

         "Person" or "person" means an individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company or joint venture, or a government or any agency or political subdivision thereof.

         "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

         "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Public Equity Offering" means a bona fide underwritten sale to the public of Common Stock of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC.

         "Purchase Agreement" means that certain Purchase Agreement, dated as of April 11, 1997, by and between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Restricted Subsidiaries to any seller or any other Person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its subsidiaries within 180 days of such incurrence or assumption.

         "Qualified Stock" means any Capital Stock of the Company that is not Disqualified Stock.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "Raw Materials Inventory" means, with respect to the Company, the consolidated raw materials and work-in- process inventory of the Company, net of reserves, determined in accordance with GAAP.

         "Recapitalization" means that certain recapitalization transaction relating to Holding and the Company consummated on December 13, 1996.

         "Receivables" means the consolidated trade receivables of the Company, net of allowance for doubtful accounts, as determined in accordance with GAAP.

         "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Note.

         "Redemption Price" means, when used with respect to any Note to be redeemed, the redemption price for such redemption pursuant to Paragraph 5 in the form of Note, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to and including the Redemption Date.

         "Refinancing Indebtedness" shall have the meaning specified in Section 4.11.

         "Registered Exchange Offer" shall have the meaning given such term in the Registration Rights Agreement.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Indenture, between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interests in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Repurchase Date" shall have the meaning specified in Section 4.20.

         "Repurchase Offer Period" shall have the meaning specified in Section 4.20.

         "Repurchase Price" shall have the meaning specified in Section 4.20.

         "Restricted Investment" means an Investment other than a Permitted Investment. With respect to Unrestricted Subsidiaries or Restricted Subsidiaries, the amount of Restricted Investments shall be calculated as the greater of (i) the book value of assets contributed by the Company or a Restricted Subsidiary or (ii) the Fair Market Value of the assets contributed by the Company or a Restricted Subsidiary (as certified by a resolution of independent directors of the Company if Fair Market Value or book value is greater than $1,000,000).

         "Restricted Payment" shall have the meaning specified in Section 4.12.

         "Restricted Note" means a Note, unless or until it has been (i) disposed of in a transaction effectively registered under the Securities Act or
(ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

         "Restricted Subsidiary" means (i) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the date of this Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors as provided in and in compliance with the definition of "Unrestricted Subsidiary" and (ii) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors of the Company; provided that immediately after giving effect to the designation referred to in clause (ii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under Section 4.11. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Indebtedness" means, with respect to the Company, (i) the Obligations of the Company with respect to the Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (aa) any obligation of the Company to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (bb) any liability for federal, state, local or other taxes owed or owing by the Company, (cc) any Indebtedness of the Company to any of the Company's Subsidiaries or other Affiliates, (dd) any trade payables or (ee) any Indebtedness that is incurred in violation of this Indenture on or after the date of this Indenture.

         "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Note, means April 15, 2007.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Persons or one or more Subsidiaries of such Person or any combination thereof.

         "TIA" means the Trust Indenture Act of 1939, as amended and in effect on the date of the execution of this Indenture unless otherwise specified herein.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the Nasdaq National Market (or, if the Common Stock is not admitted to trading thereon, on the principal national securities exchange on which the Common Stock is at that time listed or admitted to trading).

         "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.6 hereof.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company or of a Restricted Subsidiary of the Company organized or acquired after the date of this Indenture that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, (ii) any Subsidiary of any Unrestricted Subsidiary and (iii) any Restricted Subsidiary of the Company that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, provided that (a) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (b) any such designation shall be deemed, at the election of the Company at the time of such designation, to be either (but not both) (x) the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.12 or (y) the making of an Asset Sale at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.20, and (c) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. A Person may be designated as an Unrestricted Subsidiary only if and for so long as such Person (i) has no Indebtedness other than Non- Recourse Debt; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to make any payment to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. The Company shall evidence any designation pursuant to clause (i) or (iii) of the first sentence hereof to the Trustee by filing with the Trustee within 45 days of such designation an Officers' Certificate certifying that such designation has been made and, in the case of clause (iii) of the first sentence hereof, the related election of the Company in respect thereof.

         "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reasons of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall be at the time be beneficially owned by such Person either directly or indirectly through Wholly Owned Subsidiaries.

         SECTION 1.2      Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 1.3      Rules of Construction.

         Unless the context otherwise requires:

         (1)     a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)     "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)     provisions apply to successive events and transactions;

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

         (8) terms defined in this Article include the plural as well as the singular.

                                   ARTICLE II

                                   THE NOTES

         SECTION 2.1      Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (a) Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A and Institutional Accredited Investors who are not QIBs shall be evidenced by one or more Global Notes, deposited with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee or Note Custodian, at the election of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

         Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with
Section 2.2, authenticate and deliver the Global Notes, which (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

         SECTION 2.2      Execution and Authentication.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall, upon written order of the Company signed by two Officers, authenticate Notes for original issue in the aggregate principal amount of up to $200,000,000 in one or more series. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.8. As of the date of this Indenture, there shall be issued, authenticated and outstanding not more than $120,000,000 aggregate principal amount of Notes. The written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

         SECTION 2.3      Registrar and Paying Agent.

         The Company shall maintain an office or agency, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co- Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrars and the term "Paying Agent" includes any additional Paying Agent. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to Agent not a party to this Indenture. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor in accordance with the Trustee's customary fees for providing such service.

         The Company may change any Paying Agent or Registrar without notice to any Holder. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as Note Custodian with respect to the Global Notes.

         SECTION 2.4      Paying Agent to Hold Assets in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders and the Trustee all assets held by the Paying Agent for the payment of principal, premium, interest or Liquidated Damages, if any, with respect to, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders and the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

         SECTION 2.5      Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders (which list may be conclusively relied upon by the Trustee) and the Company shall otherwise comply with Section 312(a) of the TIA.

         SECTION 2.6      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

         (i) 144A Global Note to Accredited Investor Global Note. If, at any time, an owner of a beneficial interest in a 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Investor Global Note, such owner shall, subject to the applicable procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in an Accredited Investor Global Note as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (A) instructions given in accordance with the applicable procedures of the Depositary, from the Depositary directing the Trustee to credit or cause to be credited a beneficial interest in the Accredited Investor Global Note in an amount equal to the beneficial interest in the 144A Global Note to be exchanged, and (B) a certificate given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Accredited Investor Global Note by the principal amount at maturity of the beneficial interest in the 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Accredited Investor Global Note equal to the reduction in the aggregate principal amount at maturity of the 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the 144A Global Note that is being exchanged or transferred.

         (ii) Accredited Investor Global Note to 144A Global Note. If, at any time, an owner of a beneficial interest in an Accredited Investor Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its beneficial interest in such Accredited Investor Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a 144A Global Note, such owner shall, subject to the procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in a 144A Global Note as provided in this
                 Section 2.6(a)(ii). Upon receipt by the Trustee of (A) instructions from the Depositary directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the 144A Global Note equal to the beneficial interest in the Accredited Investor Global Note to be exchanged and (B) a certificate given by the owner of such beneficial interest stating that the Person transferring such interest in an Accredited Investor Global Note reasonably believes that the Person acquiring such interest in a 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Accredited Investor Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable 144A Global Note by the principal amount at maturity of the beneficial interest in the Accredited Investor Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Accredited Investor Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Accredited Investor Global Note that is being exchanged or transferred.

         (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request to register the transfer of such Definitive Notes, or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (ii) in the case of a Definitive Note that is a Transfer Restricted Note, shall be accompanied by the following additional information and documents, as applicable:

                          (A) if such Definitive Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                          (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

                          (C) if such Definitive Note is being transferred in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note);

                          (D) if such Definitive Note is being transferred to an Institutional Accredited Investor, a certification to that effect (in substantially the form set forth on the reverse of the Note) accompanied by a signed certificate in the form of Exhibit B to this Indenture to the Trustee; or

                          (E) if such Definitive Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act.

         (c) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company and the Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, together with:

                 (i) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred
         (x) to a QIB in accordance with Rule 144A under the Securities Act or
         (y) to an Institutional Accredited Investor in accordance with applicable provisions and regulations under the Securities Act; and

                 (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the applicable Global Note;

then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate an appropriate new Global Note in the appropriate principal amount.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                     (i) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
                 transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Note); or

                          (B)     if such beneficial interest is being
                 transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note); or

                          (C)     if such beneficial interest is being
                 transferred in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note);

                          (D)     if such beneficial interest is being
                 transferred to an Institutional Accredited Investor, a certification to that effect (in substantially the form set forth on the reverse of the Note) accompanied by a signed certificate in the form of Exhibit B to this Indenture to the Trustee; or

                          (E)     if such beneficial interest is being
                 transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Note) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

then the Trustee or the Note Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Note.

                    (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to subsection (a) this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (g) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                     (i) the Depositary for the Notes notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause all Notes under this Indenture to be in the form of Definitive Notes;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (g)     Legends.

                     (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                 "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

                 MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
                 (c) OUTSIDE THE UNITED STATES TO A NON-UNITED STATES PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
                 (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (ii) Upon any sale, transfer or exchange of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                          (A) in the case of any Transfer Restricted Note that is a Definitive Note or that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note
                 (1) in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after delivery of a customary Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act or (2) in the case of a sale or transfer pursuant to an effective registration statement under the Securities Act; and

                          (B) any such Transfer Restricted Note represented by a Global Note shall be subject to the provisions of subsection (a) and subsection (e) of this Section 2.6 hereof, and the legend set forth above may be removed from such Global
                 Note if so directed by the Company.

         (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                 (i) Obligations with respect to Transfers and Exchanges of Definitive Note and Global Notes.

                     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                    (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Sections 3.8, 4.20,
         4.21 or 9.5).

                   (iii) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.7      Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

         Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.8      Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (including any Note represented by a Global Note) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date in accordance with Section 3.6 hereof and payment of the Notes called for redemption is not otherwise prohibited pursuant to Article XII hereof or otherwise, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be disregarded. The Trustee may require an Officer's Certificate listing Notes owned by the Company, a subsidiary of the Company or an Affiliate of the Company.

         SECTION 2.10     Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and, upon written order of the Company specifying the amount of Temporary Notes and date on which the Temporary Notes are to be authenticated, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

         SECTION 2.11     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section
2.7 and the Registered Exchange Offer, the Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted by this Indenture.

         SECTION 2.12     Defaulted Interest.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, interest payable on the defaulted interest at the same rate per annum borne by the Notes (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 2.13     Persons Deemed Owners.

         The Company, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of, premium, if any, or interest on such Note and for all other purposes. None of the Company, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.

                                  ARTICLE III

                                   REDEMPTION

         SECTION 3.1      Right of Redemption.

         Redemption of Notes, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Notes and this Article III.

         SECTION 3.2      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.8 hereof and Paragraph 5 of the Notes, it shall notify the Trustee in an Officer's Certificate of the Redemption Date, the Redemption Price, the principal amount of Notes to be redeemed and stating that the redemption will comply with the conditions contained herein and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to Section 3.8 hereof and Paragraph 5 of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Notes with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.3      Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in such manner as complies with any applicable depositary, legal and national securities exchange or automated quotation system if any, on which the Notes are listed or, if the Notes are not so listed, requirements, on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate, provided that no Notes of $1,000 principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.4      Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption to the Trustee and to each Holder, by first class mail, whose Notes are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

                 (1)      the Redemption Date;

                 (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

                 (3)      the name, address and telephone number of the Paying
         Agent;

                 (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                 (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with
         Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XII hereof or otherwise, Notes called for redemption cease to accrue interest and Liquidated Damages, if any, on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, thereon to, but excluding, the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                 (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                 (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                 (8)      the CUSIP number of the Notes to be redeemed; and

                 (9)      that the notice is being sent pursuant to this
         Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Notes.

         SECTION 3.5      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest and Liquidated Damages, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest or Liquidated Damages shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 3.6      Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, and Liquidated Damages with respect to, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Notes called for redemption is not prohibited under Article XII or otherwise, interest and Liquidated Damages on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, Liquidated Damages shall continue to accrue and be paid from the Redemption Date if so required pursuant to Section 3 of the Registration Rights Agreement and interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Note.

         SECTION 3.7      Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.8      Optional Redemption.

         (a) The Company will not have the right to redeem any Notes prior to April 15, 2002.

         (b) Notwithstanding the foregoing, on or prior to April 15, 2000, the Company will have the right to redeem, at its option, at any time or from time to time up to 35% of the aggregate original principal amount of the Notes (including, for this purpose, all series of notes issued under this Indenture) issued at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to, but excluding, the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided, however, that at least $78,000,000 in aggregate principal amount of Notes remains outstanding following each such redemption; provided, further, that notice of such redemption shall be given not later than 30 days, and such redemption shall occur not later than 60 days, after the date of closing of any such Public Equity Offering.

         (c) On or after April 15, 2002, the Company will have the right to redeem all or any part of the Notes at the Redemption Prices specified in Paragraph 5 of the Notes under the caption "Redemption," in each case including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

         SECTION 3.9      Mandatory Redemption.

         Except as set forth under Sections 4.20 and 4.21 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                   ARTICLE IV

                                   COVENANTS

         SECTION 4.1      Payment of Notes.

         The Company shall pay the principal of, interest on, and Liquidated Damages with respect to, the Notes on the dates and in the manner provided in the Notes and the Registration Rights Agreement, as applicable. An installment of principal of, interest on, or Liquidated Damages with respect to, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

         SECTION 4.2      Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee as such office.

         SECTION 4.3      Corporate Existence.

         Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Company shall, in good faith, reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.4      Payment of Taxes and Other Claims.

         Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         SECTION 4.5      Maintenance of Properties and Insurance.

         The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable good faith judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this
Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

         The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith judgment of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Subsidiary.

         SECTION 4.6      Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Notes, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

         SECTION 4.7      Reports.

         Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

         SECTION 4.8      Limitation on Status as Investment Company.

         Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

         SECTION 4.9      Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on, or Liquidated Damages with respect to, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10     Rule 144A Information Requirement.

         If at any time there are Transfer Restricted Notes outstanding and the Company shall cease to have a class of equity securities registered under
Section 12(g) of the Exchange Act or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish to the Holders or beneficial holders of the Notes and prospective purchasers of Notes designated by the Holders of Transfer Restricted Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

         SECTION 4.11 Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, determined on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act, or any successor provision, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period, would have been greater than 2.00 to 1.00.

                 The foregoing limitations will not apply to:

                     (i) Indebtedness incurred by the Company under the Credit Facility in an aggregate principal amount not to exceed the Borrowing Base Amount;

                    (ii) additional Indebtedness incurred by the Company in respect of Capital Lease Obligations or Purchase Money Obligations in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                   (iii) Existing Indebtedness outstanding on the date of this Indenture;

                    (iv) Indebtedness represented by the Notes and this Indenture;

                     (v) Hedging Obligations; provided that the notional principal amount of any Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such agreement relates; provided, further, that any Currency Agreement does not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates;

                    (vi) Indebtedness of the Company to any of its Wholly Owned Subsidiaries that is a Restricted Subsidiary, and Indebtedness of any Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary to the Company or any of its Wholly Owned Subsidiaries that is a Restricted Subsidiary (the Indebtedness incurred pursuant to this clause (vi) being hereinafter referred to as "Intercompany Indebtedness"); provided that in the case of Indebtedness of the Company such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes; provided, further, that an incurrence of Indebtedness shall be deemed to have occurred upon (a) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Restricted Subsidiaries, (b) any sale or other disposition of Equity Interests of any Restricted Subsidiary of the Company which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or
         (c) designation of a Restricted Subsidiary as an Unrestricted
         Subsidiary;

                   (vii) in addition to Indebtedness specified in clauses (i) through (vi) above and clause (viii) below, additional Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; and

                  (viii) the incurrence by the Company of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or pursuant to clauses (iii) or (iv) of this covenant in whole or in part (the "Refinancing Indebtedness"); provided, however, that (A) the aggregate principal amount of such Refinancing Indebtedness shall not exceed the aggregate principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with or subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be pari passu with or subordinated, as the case may be, in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding being referred to as a "Permitted Refinancing").

         SECTION 4.12     Limitation on Restricted Payments.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                              (i) declare or pay any dividend or make any distribution on account of Equity Interests, other than

                                  (x)      dividends or distributions payable
                 in Equity Interests (other than Disqualified Stock) of the Company or

                                  (y)      dividends or distributions payable
                 to the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary;

                             (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary);

                            (iii) purchase, redeem, repay, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes;

                             (iv) make any Investment (other than a Permitted Investment); or

                              (v) make any payment of any amount currently recorded by the Company as payable to Holding in respect of the undistributed merger consideration relating to the Recapitalization (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment:

         (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11; and

         (C) such Restricted Payment (the amount of any such payment, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by the next succeeding paragraph, except as set forth therein), shall not exceed the sum of (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the Company's second fiscal quarter in fiscal year 1997 and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit as a negative number), plus (x) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale since the date of initial issuance of the Notes of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (y) the aggregate cash received by the Company as capital contributions to the Company after the date of initial issuance of the Notes (other than from a Subsidiary), plus (z) any cash received by the Company after the date of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries or from the sale of any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income).

                 (b)      The foregoing provisions will not prohibit:

                              (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                             (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) or out of the net proceeds of a substantially concurrent cash capital contribution received by the Company; provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (x) of the preceding paragraph;

                            (iii) the repayment, defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Refinancing Indebtedness in a Permitted Refinancing;

                             (iv) the purchase, redemption or retirement by the Company of shares of its common stock held by an employee or former employee of the Company or any of its Restricted Subsidiaries issued under the Management Plans pursuant to the terms of such Management Plans; provided that (a) the purchase, redemption or retirement results from the retirement, termination of employment, death or disability (as defined in the relevant Management Plan) of the employee or former employee and (b) the amount of any such payments does not exceed $2,000,000 in the aggregate;

                              (v) the payment of dividends to Holding in an amount equal to the amount required by Holding to pay federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company;

                             (vi) distributions of up to $500,000 annually to Holding to pay its bona fide operating expenses;

                            (vii) distributions to Holding from the proceeds of the Offering in an amount sufficient to permit Holding to redeem certain of its Equity Interests in existence as of the date of this Indenture and as described in the Offering Memorandum;

                           (viii) payments to purchase a life insurance policy, and the use of the proceeds therefrom, to fund the Company's obligations pursuant to the Burns Put Agreement;

                             (ix) distributions to Holding of an amount equal to such amounts as may be necessary to fund a final judgment, final arbitration or mediation award or final settlement of pending litigation of Holding related to the Recapitalization (and to pay reasonable expenses, including legal fees, in connection therewith);

                              (x) any Investment made with the proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, the proceeds of such sale shall not be (and have not been) included in clause (c) of the immediately preceding paragraph;

                             (xi) the repayment in full of all Obligations in respect of the Mannesmann Senior Subordinated Debt outstanding as of the date of this Indenture; or

                            (xii) other restricted payments of up to $1,000,000;

provided, further, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii) and (iv) no Default or Event of Default shall have occurred and be continuing; provided, further, that the Restricted Payments described in clauses

(vii), (viii), (ix), (xi) and (xii) shall not be counted in computing the aggregate amount of all Restricted Payments made pursuant to this Indenture.

         For purposes of the foregoing calculations, the amount of any Investment that constitutes a Restricted Payment shall be equal to the greater of (i) the net book value of such Investment and (ii) the fair market value of such Investment (in each case as certified by a resolution of the independent directors of the Company if the book value or fair market value of such investment exceeds $1,000,000).

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.12 were computed, which calculations may be based upon the Company's latest available financial statements.

         SECTION 4.13     Limitation on Liens.

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens on any asset now owned or acquired after the date of this Indenture or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

         SECTION 4.14 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                     (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (a) on its Capital Stock or (b) with respect to any other interest or participation in, or measured by, its profits;

                    (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                   (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                    (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) this Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired, or (g) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive with respect to the provisions set forth in clauses (i), (ii), (iii) and (iv) above than those contained in the agreements governing the Indebtedness being refinanced.

         SECTION 4.15     Limitation on Transactions with Affiliates.

         The Company shall not and shall not permit, cause, or suffer any Restricted Subsidiary of the Company to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                 (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arms' length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                 (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members, if any, of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by a nationally recognized independent financial advisor;

provided, however, that (i) any reasonable fees and compensation provided to, and indemnity provided on behalf of, officers, directors and employees of the Company and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company, (ii) transactions between or among the Company and its Wholly Owned Subsidiaries that are Restricted Subsidiaries,
(iii) Restricted Payments permitted by Section 4.12, (iv) loans in aggregate amount not to exceed $1,000,000 at any time outstanding to employees of the Company and its Restricted Subsidiaries in the ordinary course of business which are approved by the Board of Directors of the Company and (v) the repayment of the Company's Existing Indebtedness under the Credit Facility and the Mannesmann Senior Subordinated Debt and distribution of funds to Holdings for the redemption of certain of its Equity Interests existing as of the date of this Indenture, in each case, shall not be deemed to be Affiliate Transactions.

         SECTION 4.16     Limitation on Guarantees by Subsidiaries.

         The Company shall not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of any Person other than Indebtedness under the Credit Facility or Indebtedness incurred pursuant to Hedging Obligations incurred pursuant to
Section 4.11 unless:

                 (i) such Restricted Subsidiary simultaneously executes and delivers a guarantee of payment of the Securities by such Restricted Subsidiary pursuant to the terms of Exhibit C hereto (the "Guarantee") which Guarantee shall be accompanied by a supplemental indenture in a form reasonably satisfactory to the Trustee which amends this Indenture to provide for the addition of Article X substantially in the form of Exhibit D; and

                 (ii) (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Indebtedness, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness may be superior to the Guarantee pursuant to subordination provisions no less favorable to the holders of the Notes than those contained in
         Article XII hereto and (b) if such assumption, guarantee or other liability of such Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions not less favorable to the holders of the Notes than those set forth in Article XII hereto. The supplemental indenture shall supplement this Indenture by, among other things, creating an additional Article X applicable to such Restricted Subsidiary and any other Guarantors in the form set forth in Exhibit D hereto and, in connection with the execution and delivery of the supplemental indenture, such Subsidiary shall execute and deliver a Guarantee substantially in the form of Exhibit C hereto. Such Article X contemplated therein shall not become effective until the provisions of Section 10.2 of Exhibit D hereto have been complied with. Notwithstanding the foregoing, if the Guarantee is required to be a subordinated guarantee, then the supplemental indenture may amend and supplement Article X to include such provisions comparable to those set forth in Article XII as are necessary to effect the purposes of this Section 4.16.

                 Notwithstanding the foregoing, any such Guarantee by a Guarantor of the Securities shall be subject to release under the conditions described in Sections 10.4 and 10.5 of Exhibit D hereto.

         SECTION 4.17     Limitation on Layering Debt.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes.

         SECTION 4.18 Limitation on Issuance and Sale of Stock of Restricted by Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries, to:

                 (i) transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary of the Company (other than to the Company or a Wholly Owned Subsidiary that is a Restricted Subsidiary of the Company), except that the Company and its Restricted Subsidiaries may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary to any Person, subject to complying with Section 4.20; and

                 (ii) issue shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock of a Restricted Subsidiary of the Company to any Person other than to the Company or a Wholly Owned Subsidiary that is a Restricted Subsidiary of the Company.

         SECTION 4.19     Payments for Consent.

         Neither the Company, nor any of the Company's Subsidiaries, shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                 SECTION 4.20     Asset Sales.

         Neither the Company nor any of its Restricted Subsidiaries shall engage in any Asset Sale, unless:

                     (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

                    (ii) except in the case of Permitted Asset Swaps, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash so received), shall be deemed to be cash for purposes of this provision.

         Within 360 days after the receipt of the Net Proceeds from an Asset Sale, the Company shall apply the Net Proceeds from such Asset Sale to (i) permanently reduce Senior Indebtedness, (ii) permanently reduce Indebtedness of the Restricted Subsidiary that sold properties or assets in the Asset Sale, or
(iii) acquire properties and assets to replace the properties and assets that were the subject of the Asset Sale or properties and assets that will be used in the same or a similar line of business as the Company was engaged in on the date of this Indenture or reasonable extensions, developments or expansions thereof or activities ancillary thereto. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

         When the aggregate cumulative amount of Excess Proceeds exceeds $5,000,000, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Section 4.20 (an "Asset Sale Offer"). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes in any manner provided by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         In the event that the Company shall be required to commence an Asset Sale Offer to all Holders to purchase Notes pursuant to this Section 4.20, it shall follow the procedures specified below.

         The Asset Sale Offer shall be commenced within 30 days following the first date on which the Company has cumulative Excess Proceeds of at least $5,000,000 and remain open for a period of at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Repurchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.20 hereof (the "Repurchase Price") or, if Notes having an aggregate principal amount less than the amount of Excess Proceeds subject to such Asset Sale Offer have been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of a Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee or to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                 (a) that the Asset Sale Offer is being made pursuant to this Section 4.20 and the length of time the Asset Sale Offer shall remain open;

                 (b) the Asset Sale Offer, the Repurchase Price and the Repurchase Date;

                 (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                 (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Repurchase Date;

                 (e) that Holders electing to have a Note purchased pursuant to a Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                 (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

                 (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Repurchase Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                 (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Repurchase Price, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                 (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Repurchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written order from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Repurchase Date.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of Notes pursuant to Asset Sale Offer.

         SECTION 4.21     Change of Control.

         (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date to be established by the Company (the "Change of Control Payment Date") after the occurrence of such Change of Control, at a cash price (the "Change of Control Repurchase Price") equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to, but excluding, the Change of Control Payment Date.

         (b) In the event that, pursuant to this Section 4.21, the Company shall be required to commence an offer to purchase Notes (the "Change of Control Offer"), the Company shall follow the procedures set forth in this
Section 4.21 as follows:

                 (1) the Company shall prepare and mail, with a copy to the Trustee, or at the option of the Company and at the expense of the Company, by the Trustee, the Change of Control Offer within 30 days following a Change of Control to each Holder of Notes;

                 (2) the Change of Control Offer shall remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law) following its commencement, except to the extent that a longer period is required by applicable law;

                 (3) upon the expiration of a Change of Control Offer, the Company shall purchase all Notes tendered in response to the Change of Control Offer;

                 (4) if the Change of Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date and Damage Payment Date, any accrued interest and Liquidated Damages will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages will be payable to Noteholders who tender Notes pursuant to the Change of Control Offer;

                 (5) the Company shall provide the Trustee with notice of the Change of Control Offer at least five Business Days before the commencement of any Change of Control Offer; and

                 (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Noteholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                              (i) that the Change of Control Offer is being made pursuant to such notice and this Section 4.21 and that all Notes, or portions thereof, tendered will be accepted for payment;

                             (ii) the Change of Control Repurchase Price
         (including the amount of accrued and unpaid interest and Liquidated Damages, if any) the Change of Control Payment Date and the Change of Control Put Date;

                            (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest and Liquidated Damages, if any;

                             (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to
         Article XII, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages after the Change of Control Payment Date;

                              (v) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.21, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                             (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.21, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes purchased; and

                            (vii) a brief description of the events resulting in such Change of Control.

         On or before the Change of Control Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Payment Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Repurchase Price of all Notes or portions thereof so tendered and

(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Notes so accepted payment in an amount equal to the Change of Control Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of Notes pursuant to Change of Control Offer.


                                   ARTICLE V

                                   SUCCESSORS

         SECTION 5.1      Limitation on Merger, Consolidation or Sale of
Assets.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or entity unless:

                     (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                    (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                   (iii) immediately before or immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

                    (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11.

         SECTION 5.2      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.1 hereof.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1      Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) failure to pay any installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes as and when the same becomes due and payable, and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by Article XII;

                 (b) failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, repurchase or otherwise, whether or not such payment is prohibited by Article XII;

                 (c) failure by the Company to comply with the provisions of Section 4.20, Section 4.21 or Article V;

                 (d) failure by the Company or any Restricted Subsidiary to observe or perform any covenant or agreement contained in the Notes or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Notes, a written notice specifying such failure, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness when due and prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (e), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

                 (f) failure of the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments have not been paid, stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

                 (g) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Restricted Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Restricted Subsidiaries under any bankruptcy or similar law, and such decree, judgment, or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Restricted Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                 (h) the Company or any of its Restricted Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors; or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

         Notwithstanding the 30-day period and notice requirement contained in
Section 6.1(d) above, with respect to a default under Section 4.21, the 30-day period referred to in Section 6.1(d) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 4.21 and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default referred to in Section 6.1(d) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this
Section 6.1, to arise no later than on the last Repurchase Date.

         SECTION 6.2      Acceleration of Maturity Date; Rescission and
Annulment.

         (a) If an Event of Default (other than an Event of Default specified in Section 6.1(g) or 6.1(h) relating to the Company) occurs and is continuing, then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by such Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), including in each case accrued and unpaid interest thereon, Liquidated Damages, if any, and all other Obligations thereunder, to be due and payable immediately. If an Event of Default specified in Section 6.1(g) or 6.1(h) relating to the Company occurs, all principal, accrued and unpaid interest thereon, and Liquidated Damages, if any, and all other Obligations thereunder will become immediately due and payable on all outstanding Notes without any other act, declaration or notice on the part of Trustee or the Holders.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Trustee, may rescind and annul, on behalf of all Holders, any such declaration of acceleration if:

                 (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                          (A) all overdue interest on, and Liquidated Damages, if any, with respect to, all Notes,

                          (B) the principal of (and premium, if any, applicable to) any Notes which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages at the rate borne by the Notes, and

                          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                 (2) all Events of Default, other than the non-payment of the principal of, premium, interest on and Liquidated Damages, if any, with respect to Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 4.21.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

                 (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, and in an amount, for each of the years beginning on April 15 of the years set forth below:

      YEAR                                              PERCENTAGE
      ----                                              ----------
      1997 . . . . . . . . . . . . . . . . . . . . . . . 111.250%
      1998 . . . . . . . . . . . . . . . . . . . . . . . 110.125%
      1999 . . . . . . . . . . . . . . . . . . . . . . . 109.000%
      2000 . . . . . . . . . . . . . . . . . . . . . . . 107.875%
      2001 . . . . . . . . . . . . . . . . . . . . . . . 106.750%

         SECTION 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (a) or
(b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, interest, Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Liquidated Damages and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 6.4      Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest or Liquidated Damages) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                 (1) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.6;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.5      Trustee May Enforce Claims Without Possession of
Notes.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 6.6      Priorities.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, interest or Liquidated Damages, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7;

         SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII;

         THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium, interest on and Liquidated Damages, if any, with respect to, the Notes in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

         FOURTH: The remainder, if any, shall be repaid to the Company.

         SECTION 6.7      Limitation on Suits.

         No Holder of any Note shall have any right to institute or order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (B) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (C) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                 (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 6.8 Unconditional Right of Holders to Receive Principal, Premium, Interest and Liquidated Damages.

         Notwithstanding any other provision of this Indenture but subject to the provisions of Section 6.6 and Article XII, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, interest on and Liquidated Damages, if any, with respect to, such Note when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.9      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.10     Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 6.11     Control by Holders.

         The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                 (1) the Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture,

                 (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or that may involve the Trustee in personal liability, and

                 (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its reasonable direction against any loss, expense or liability caused by taking such action or following such direction.

         SECTION 6.12     Waiver of Past Default.

         The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Notes may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default

                 (A) in the payment of the principal of, premium, interest on, or Liquidated Damages, if any, with respect to, any Note not yet cured, or

                 (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         In the event of a waiver, the Company shall deliver to the Trustee an Officer's Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.13     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, interest on or Liquidated Damages with respect to, any Note on or after the respective Stated Maturity of such Note (including, in the case of redemption, on or after the Redemption
Date).

         SECTION 6.14     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII

                                    TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         SECTION 7.1      Duties of Trustee.

         (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)     Except during the continuance of a Default or an Event of
Default:

                 (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.1.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 and the Trustee shall be entitled from time to time to request and receive such direction.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers unless it receives reasonable indemnity satisfactory to it against any loss, liability or expense.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.2      Rights of Trustee.

         Subject to Section 7.1:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) or 6.1(b), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (i) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall be a material adverse effect on the interest or rights of any Holder.

         SECTION 7.3      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights; however, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4      Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

         SECTION 7.5      Notice of Default.

         Except in the case of a Default or an Event of Default in payment of principal, premium, interest or Liquidated Damages, if any, with respect to, any Note (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Noteholders.

         SECTION 7.6      Reports by Trustee to Holders.

         Within 60 days after each July 15 beginning with the July 15 following the date of this Indenture, the Trustee shall, if required by TIA Section 313(a), mail to each Noteholder a brief report dated as of such July 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC, if required by law, and each stock exchange, if any, on which the Notes are listed.

         SECTION 7.7      Compensation and Indemnity.

         The Company agrees to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall also reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its reasonable satisfaction against any and all reasonable expenses, disbursements, advances and other liabilities incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct.

         The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it and each of them harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim. The Trustee may retain separate counsel if the Trustee shall have been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Company and the Holders agree that the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, interest or Liquidated Damages, if any, on particular Notes pursuant to Article III.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

         SECTION 7.8      Replacement of Trustee.

         The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing. The Company may remove the Trustee if:

         (a)     the Trustee fails to comply with Section 7.10;

         (b)     the Trustee is adjudged bankrupt or insolvent;

         (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

         (d)     the Trustee becomes incapable of acting.

         No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

         If the instrument of acceptance by a successor Trustee required by this Section 7.8 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. At any time within one year after a successor Trustee appointed by the Company takes office, the Holder or Holders of a majority in principal amount of then outstanding Notes may, with the Company's consent, appoint a successor Trustee to replace such successor Trustee as so appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in
Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the Company or any Holder or Holders of at least 10% in principal amount of then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder or Holders of at least 10% in principal amount of then outstanding Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9      Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and delivery the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 7.10     Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or being a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition if such corporation or system publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or system shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

         SECTION 7.11     Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 8.1      Option to Effect Legal Defeasance or Covenant
Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

         SECTION 8.2      Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal, premium, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

         SECTION 8.3      Covenant Defeasance.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.4, 4.5, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance") and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) hereof shall not constitute Events of Default.

         SECTION 8.4      Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                 (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                 (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized tax counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized tax counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                 (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                 (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that on the 91st day or on the day after the last day of the applicable preference period under Bankruptcy Law following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                 (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                 (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                 (i) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended.

         SECTION 8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.6      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.7      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Note; shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         SECTION 8.8      Discharge of Liability on Securities; Defeasance.

         When (a)(i) the Company delivers to the Trustee all outstanding Notes for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to Article III hereof, (b) the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption all outstanding Notes, including interest and premium thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, and (c) if the Notes have been called for redemption and the redemption date has not occurred, the Company delivers to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such actions and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such actions had not occurred, then this Indenture shall cease to be of further effect except for (i) the provisions set forth in Article II, Section 4.7, 7.7 and 8.6 hereof and (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Company's obligation to pay the redemption price on such redemption date. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1      Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

                     (i)  to cure any ambiguity, defect or inconsistency;

                    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                   (iii) to provide for the assumption of the Company's Obligations to Holders in the case of a merger or consolidation;

                    (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

                     (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.2      With Consent of Holders.

         Except as otherwise provided herein, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

         After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.8, 6.12, 7.2 and 7.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

                 (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Note or alter the optional or mandatory redemption provisions (other than provisions relating to the covenants described in Section
         4.20 or 4.21) or reduce the prices at which the Company shall offer to purchase such Notes pursuant to Sections 4.20 or 4.21 hereof;

                 (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note;

                 (d) waive a Default or Event of Default in the payment of principal of or interest or Liquidated Damages, if any, on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to Section 6.2);

                 (e) make any Note payable in money other than that stated in the Note;

                 (f) make any change in the provisions of this Indenture relating to waiver of past defaults or to the rights of Holders to receive payments of principal, premiums, interest or Liquidated Damages, if any, on the Notes or in this sentence of this Section 9.2;

                 (g)      waive a redemption payment with respect to any Note;

                 (h)      make any change to the subordination provisions of
         Article XII of this Indenture that adversely affects Holders of Notes;
         or

                 (i) make any change in the foregoing amendment and waiver provisions.

         SECTION 9.3      Compliance with TIA.

         If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.4      Revocation and Effect of Consents.

         Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date specified in any solicitation or waiver. Subject to Section 9.2 hereof, a supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

         The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver or action permitted by Section 9.2. If the Company fixes a record date, the record date shall be fixed at the later of (i) 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

         SECTION 9.5      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

         SECTION 9.6      Trustee to Sign Amendments, Etc.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.


                                   ARTICLE X

                                   [RESERVED]


                                   ARTICLE XI

                                   [RESERVED]

                                  ARTICLE XII

                                 SUBORDINATION

         SECTION 12.1     Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and the payment of principal, premium, interest and Liquidated Damages, if any, on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

         SECTION 12.2     Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, in each such case whether voluntary or involuntary, domestic or foreign:

                 (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding in accordance with the terms of the applicable Senior Indebtedness before Holders shall be entitled to receive any payment of principal, premium, interest or Liquidated Damages, if any, on the Notes; and

                 (b) until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any such distribution to which Holders would be entitled shall be made to the holders of such Senior Indebtedness;

provided that notwithstanding the foregoing, Holders may receive: (i) Capital Stock (other than Disqualified Stock); (ii) securities that are subordinated at least to the same extent as the Notes, to Senior Indebtedness of the Company and to any securities issued in exchange for such Senior Indebtedness; and
(iii) payments made from the trust described in Article VIII hereof.

         SECTION 12.3     Default on Designated Senior Debt.

         The Company also may not make any payment of principal, premium, interest and Liquidated Damages, if any, on the Notes upon or in respect of the Notes whether on account of principal, interest, premiums, Liquidated Damages or otherwise (other than as set forth in Section 12.2(b) hereof) if: (i) a default in the payment of the principal, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness or would occur as a consequence of such payment that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the holders of any such Designated Senior Indebtedness.

         The Company may and shall resume payment on the Notes: (1) in the case of a payment default, upon the date on which such Default is cured or waived or otherwise has ceased to exist, and (2) in the case of a non-payment default, the earlier of the date on which such other Default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless, in the case of either clause (1) or (2), the maturity of any Designated Senior Indebtedness has been accelerated, and such acceleration remains in full force and effect. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company will be obligated to resume making any and all required payments in respect of the Notes, including without limitation any missed payments, unless the maturity of any Designated Senior Indebtedness has been accelerated, and such acceleration remains in full force and effect.

         The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or the application of the other provisions provided in this Article XII.

         SECTION 12.4     Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

         SECTION 12.5     When Distribution Must be Paid Over.

         In the event that the Trustee receives or is holding, or any Holder receives, any payment of any principal, premium, interest and Liquidated Damages, if any, with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge (in the case of the Trustee as described in Section 12.11 hereof), that such payment is prohibited by Section
12.2 or 12.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to the Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 12.6     Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article XII, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article XII.

         SECTION 12.7     Subrogation.

         After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of all amounts payable under the Senior Indebtedness, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full; provided that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts then pro rata to all Holders.

         SECTION 12.8     Relative Rights.

         This Article XII defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

         (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal, premium, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

         (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

         (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article XII to pay principal, premium, interest and Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or an Event of Default.

         SECTION 12.9     Subordination May Not be Impaired by Company.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         SECTION 12.10    Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

         SECTION 12.11    Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless an authorized Officer of the Trustee shall have received at its office at least two Business Days prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium, interest and Liquidated Damages, if any, with respect to the Notes to violate this Article
XII.  Only the Company or a Representative may give the notice. Nothing in this
Article XII shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         SECTION 12.12    Authorization to Effect Subordination.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article XII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the Trustee shall have no liability therefor.

         SECTION 12.13    Payment.

         A payment with respect to a Note or with respect to principal of or interest on a Note shall include, without limitation, payment of principal, premium, interest and Liquidated Damages, if any, on any Note, any payment on account of any mandatory or optional repurchase or redemption of any Note (including payments pursuant to Article III or Section 4.20 or Section 4.21 hereof) and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note provided that any such payment, other payment or recovery (i) not prohibited pursuant to this Article XII at the time actually made shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article XII at any time thereafter (unless such payment is a voluntary prepayment on the Notes made at the time a Default exists under this Indenture) and (ii) made by or from any Person other than the Company shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this
Article XII at any time thereafter except to the extent such Person recovers any such amount paid from the Company, whether pursuant to rights of indemnity, rescission or otherwise.

                                  ARTICLE XIII

                                   [RESERVED]


                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.1     TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, whether or not this Indenture has been qualified under the TIA, shall control.

         SECTION 14.2     Notices.

         Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to the Company:

                          MMI Products, Inc.
                          515 West Greens Road
                          Suite 710
                          Houston, Texas 77067
                          Attention: Robert N. Tenczar
                          Telecopy: (713) 876-1648

                 if to the Trustee:

                          U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue
                          Suite 2100
                          Dallas, Texas 75201
                          Attention: Corporate Trust Division
                          Telecopy: (214) 754-1303
                 with a copy to:

                          Arter & Hadden
                          1717 Main Street
                          Suite 4100
                          Dallas, Texas 75201
                          Attention: Joseph A. Hoffman

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 14.3     Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 14.4     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) An Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been fully complied with; and

                 (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been fully complied with.

         SECTION 14.5     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been fully complied with; and

                 (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been fully complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         SECTION 14.6     Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 14.7     Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 14.8     Governing Law.

         THIS INDENTURE AND THE Notes SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

         SECTION 14.9     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 14.10    No Recourse Against Others.

         No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 14.11    Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 14.12    Duplicate Originals.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 14.13    Severability.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 14.14    Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 14.15    Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

         SECTION 14.16    Registration Rights.

         Certain Holders of the Notes are entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                  MMI PRODUCTS, INC., a Delaware corporation



                                  By: /s/ JULIUS S. BURNS
                                     -----------------------------------------
                                     Name:  Julius S. Burns
                                          ------------------------------------
                                     Title: President and Chief Executive
                                           -----------------------------------
                                            Officer
                                           -----------------------------------




                                  U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee



                                  By:  /s/ BILL BARBER
                                     --------------------------------
                                     Name:  Bill Barber
                                          ---------------------------
                                     Title: Vice President
                                           --------------------------

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                 (FACE OF NOTE)

                               MMI PRODUCTS, INC.

             11 1/4% [SERIES A] [SERIES B] SENIOR SUBORDINATED NOTE
                                    DUE 2007

No.                                                       CUSIP No. ____________

                                                                       $ _______

         MMI Products, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of ________________________, on April 15, 2007.

         Interest Payment Dates: April 15 and October 15, commencing October 15, 1997.

         Record Dates: April 1 and October 1.

         Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

                                    MMI Products, Inc., a Delaware corporation

[Seal]


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

Attest:
       ---------------------------
                 Secretary

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes described in the within-mentioned Indenture.


                                   U.S. Trust Company of Texas, N.A., as Trustee



                                   By
                                      --------------------------------------
                                      Authorized Signatory


Dated:

                               MMI PRODUCTS, INC.

                                 (BACK OF NOTE)

             11 1/4% [SERIES A] [SERIES B] SENIOR SUBORDINATED NOTE
                                    DUE 2007

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

         [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF

-------------------

1.  This paragraph should only be added if the Note is issued in global form.

         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-UNITED STATES PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.2

1.       Interest.

         MMI Products, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 11.25% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid at a rate of 11.25% per annum.

         The Company will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been

--------------------

2.  This paragraph should be included only for the Transfer Restricted Notes.

paid on the Notes, from April 16, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York, or at the option of the Company, payment of principal, premium, interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium and interest on and Liquidated Damages with respect to Global Notes.

3.       Paying Agent and Registrar.

         Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Notes under an Indenture, dated as of April 16, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $200,000,000, and may be issued in one or more series.

5.       Redemption.

         The Notes may not be redeemed prior to April 15, 2002. On or after April 15, 2002, the Notes may be redeemed in whole or from time to time in part at any time, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages to, but excluding, the Redemption Date.



If redeemed during
the 12-month period
beginning                                          Redemption Price
-------------------                                ----------------
2002  . . . . . . . . . . . . . . . . . .             105.625%
2003  . . . . . . . . . . . . . . . . . .             103.750%
2004  . . . . . . . . . . . . . . . . . .             101.875%
2005 and thereafter . . . . . . . . . . .             100.000%



         Notwithstanding the foregoing, on or prior to April 15, 2000, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Notes (including, for this purpose, one or more series of Notes issued under the Indenture) issued, at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided, that at least $78,000,000 in aggregate principal amount of the Notes remain outstanding following each such redemption; and provided, further, that notice of such redemption shall be given not later than 30 days and such redemption shall occur not later than 60 days, after the date of the closing of any such Public Equity Offering.

6.       Notice of Redemption.

         Notice of redemption will be sent by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Notes may be redeemed in part in multiples of $1,000 only.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Notes called for redemption is not prohibited under Article XII of the Indenture, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the

Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.       Persons Deemed Owners.

         The registered Holder of a Note may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal, interest or Liquidated Damages remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

11.      Ranking.

         Payment of principal, premium, interest and Liquidated Damages, if any, with respect to the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

12.      Change of Control.

         In the event of a Change of Control of the Company, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Payment Date.

13.      Asset Sales.

         In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

14.      Successors.

         When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.      Restrictive Covenants.

         The Indenture imposes certain limitations on, among other things, the ability of the Company to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, the ability of the Company or its Restricted Subsidiaries to dispose of certain assets, to declare or pay dividends or make certain other distributions and payments, to make certain investments or purchase, redeem, or otherwise acquire or retire for value Equity Interests, to incur additional Indebtedness or incur Liens and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

16.      Defeasance.

         The Indenture contains provisions that permit the Company to defease the Notes (and satisfy generally its Obligations under the Indenture or with respect to certain covenants contained therein) under certain circumstances subject to the conditions specified therein.

17.      Defaults and Remedies.

         If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than non-payment of accelerated principal, have been cured or waived as provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Liquidated Damages), if it determines that withholding notice is in their interest.

18.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

19.      No Recourse Against Others.

         No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.      Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.      Additional Rights of Holders of Transfer Restricted Notes.

         In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

                          MMI Products, Inc.
                          515 West Greens Road
                          Suite 710
                          Houston, Texas 77067
                          Attention: Robert N. Tenczar

24.      Governing Law.

         This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflicts of law.

25.      Agreement to Terms.

         Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                               FORM OF ASSIGNMENT



         I or we assign this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (Print or type name, address and zip code of assignee)


         Please insert Social Note or other identifying number of assignee

-------------------------

and irrevocably appoint ______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                      Signed:
      --------------------         ------------------------------------------

--------------------------------------------------------------------------------

                        (Sign exactly as name appears on
                          the other side of this Note)


Signature Guarantee:

            -------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.20 or Section 4.21 of the Indenture, check the appropriate box:

         Section 4.20 { }            Section 4.21 { }


         If you want to have only part of this Note purchased by the Company pursuant to Section 4.20 or Section 4.21 of the Indenture, state the amount (in integral multiples of $1,000):


$
 ----------------

Date:
     ------------------------------

Signature:
          -------------------------
 (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

          --------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES3

                 The following exchanges of a part of this Global Note for Definitive Notes have been made:



          Amount of         Amount of            Principal Amount   Signature of
          decrease in       increase in          of this Global     authorized officer of
          Principal Amount  Principal Amount of  Note following     Trustee or
Date of   of this Global    this Global          such decrease (or  Notes
Exchange  Note              Note                 increase)          Custodian
-----------------------------------------------------------------------------------------











----------------------------------

3.  This schedule should only be added if the Note is issued in global form.

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES


Re:  11 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2007 OF MMI PRODUCTS, INC.


     This Certificate relates to $______ principal amount of Notes held in (*) _____ book-entry or (*) ______ definitive form by _____ (the "Transferor").

     1.          The Transferor:*

[ ]  (a)         has requested the Registrar by written order to exchange or register the transfer of a Note or Notes; or

[ ]  (b)         has requested the Trustee by written order to exchange its
Note or Notes beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form for a beneficial interest in a Global Note held by the Depositary equal to the principal amount of Notes it holds (or the portion thereof indicated above).

[ ]  (c)         has requested the Trustee by written order to deliver in
exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above).

     2. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relative to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

[ ]  (a)         Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(b)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

[ ]  (b)         Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in a transaction meeting the requirement of Rule 144A under the Securities Act.


--------------------

      * Check applicable box.

[ ]  (c)         Such Note is being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act.

[ ]  (d)         Such Note is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based on a certification delivered pursuant to the Indenture).

[ ]  (e)         Such Note is being transferred pursuant to an effective
registration statement under the Securities Act.

[ ]  (f)         Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

[ ]  (g)         Such Note is being transferred in reliance on and in
compliance with another exemption from the registration requirements of the Securities Act. An Opinion of Counsel, if so requested by the Company or the Trustee, to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate.


                                        -----------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           --------------------------------


Date:
     -----------------------------

3.               Affiliation with the Company (check if applicable)

[ ]              (a)      The undersigned represents and warrants that it is,
                          or at some time during which it held this Note was, an Affiliate of the Company.

                 (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Note, indicate the periods during which the undersigned was an Affiliate of the
                          Company: ________________________________.

                 (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Note on or prior to the date of transfer indicate when such purchase price will be paid:
                          ________________________________.

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

                 The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and it is aware that the transferor is relying upon the undersigned's foregoing representation in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ---------------                            ------------------------------
                                                   NOTICE: To be executed
                                                   by an officer.

TO BE COMPLETED BY TRANSFEREE IF 2(c) ABOVE IS CHECKED:

                 The undersigned represents and warrants that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933).

Dated:
      ---------------                            ------------------------------
                                                   NOTICE: To be executed
                                                   by an officer.

If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS NOTE AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.

Dated:
      ---------------                            ------------------------------
                                                  NOTICE: The signature of the
                                                  Holder to this assignment must
                                                  correspond with the name as
                                                  written upon the face of this
                                                  Note particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.

                                                                       EXHIBIT B
                         FORM OF LETTER TO BE DELIVERED
                           BY ACCREDITED INSTITUTIONS

U.S. Trust Company of Texas, N.A.
ATTN: _____________________

        We are delivering this letter in connection with the proposed sale to U.S. of the % Senior Subordinated Notes due 2007 (the "Notes") of MMI Products Inc., a Delaware corporation (the "Company").

        We hereby confirm that:

              (i) we are in an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an institution in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

              (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

              (iii) in the event that we purchase any Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

              (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes, and we and each separate account for which we are acting is able to bear the economic risks of its or their investment;

              (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

              (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

        We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only
(i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

        We acknowledge that you and the Company will rely upon our confirmation, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        -------------------------------
                                        (Name of Purchaser)

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:
                                           Address:

                                                                       EXHIBIT C
                                   GUARANTEE

        For value received, the undersigned hereby unconditionally guarantees to the Holders of Notes the payments of principal of, premium, if any, and interest on such Notes in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of such Notes, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holders of the Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes,
Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The Indebtedness evidenced by this Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

 This Guarantee is subject to release upon the terms set forth in the Indenture.

 [NAME OF GUARANTOR]

 By:
    ---------------------------------------------

    Name:

    Title:

                                                                       EXHIBIT D
                                   ARTICLE X
                               GUARANTEE OF NOTES


        SECTION 10.1      Subsidiary Guarantee.

        Subject to Section 10.06 hereof, the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of and premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, (to the extent permitted by law) interest and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate, the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a preceding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

        SECTION 10.2      Execution and Delivery of Subsidiary Guarantee.

        To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit D to the Indenture shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

        After the date of this Indenture, if the Company or any or its Restricted Subsidiaries shall acquire or create a Restricted Subsidiary, or redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary, then the Company shall cause such Restricted Subsidiary to execute a Subsidiary Guarantee substantially in the form of Exhibit D. Such Subsidiary Guarantee shall be accompanied by an appropriate supplemental Indenture, along with such other opinions, certificates and documents required under this Indenture; provided, however, that any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture need not execute a Subsidiary Guarantee for so long as it continues to constitute an Unrestricted Subsidiary.

        Each Guarantor hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

        SECTION 10.3      Guarantors May Consolidate, etc., on Certain Terms.

        (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

        (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless, other than with respect to a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company, (i) subject to the provisions of
Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.11 hereof.

        (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor; provided that, solely for purposes of computing Consolidated Cash Flow and the Fixed Charge Coverage Ratio for purposes of Section 4.11 hereof, the Consolidated Cash Flow of any Person other than the Company and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        SECTION 10.4      Releases Following Sale of Assets.

        In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other dispositions are treated in accordance with the provisions of Section 4.12 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article X.

        SECTION 10.5      Releases Following Designation as an Unrestricted
Subsidiary.

        In the event that the Company designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that such designation is conducted in accordance with this Indenture.

        SECTION 10.6      Limitation on Guarantor Liability.

        For purposes hereof, each Guarantor's liability shall be limited to the lesser of (a) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (b) the amount, if any, which would not have (i) rendered such Guarantor insolvent (as such term is defined in the Bankruptcy
Law) or (ii) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (b) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

        SECTION 10.7      "Trustee" to Include Paying Agent.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.